KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN NORTH AMERICA.

CRANBURY, NEW JERSEY – March 1, 2011 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide products sold in North America.

Effective April 1, 2011, or as permitted by contract, prices for all Kronos® titanium dioxide products sold in North America will be increased by 15 cents per pound  (or equivalent in other currencies).

This increase is in addition to the increases previously announced.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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